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                                                             Page 11 of 11 Pages

                                    EXHIBIT 1
                                    ---------

                  The undersigned agree that the foregoing Statement on Schedule 13D, dated January 7, 1998, is being filed with the Securities and Exchange Commission on behalf of each of Michael G. Jesselson and Trust u/w/o Ludwig Jesselson f/b/o Erica Jesselson.


January 7, 1998


                                    /s/ Michael G. Jesselson
                                    ---------------------------------------
                                    Michael G. Jesselson


                                    Trust u/w/o Ludwig Jesselson f/b/o Erica
                                    Jesselson

                                    By: /s/ Michael G. Jesselson
                                        -------------------------------------
                                        Michael G. Jesselson
                                        Trustee

                                    By: /s/ Benjamin J. Jesselson
                                        -------------------------------------
                                        Benjamin J. Jesselson
                                        Trustee

                                    By: /s/ Erica Jesselson
                                        -------------------------------------
                                        Erica Jesselson
                                        Trustee

                                    By: /s/ Lucy Lang
                                        -------------------------------------
                                        Lucy Lang
                                        Trustee